EXHIBIT 99.906 CERT

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Henry J. Herrmann, President and Principal Executive Officer, and Theodore W. Howard, Treasurer and Principal Financial Officer of Ivy Funds (the "Registrant"), each certify to the best of his knowledge that:

         1.         The attached report on Form N-CSR (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

         2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.

By	/s/Henry J. Herrmann
Henry J. Herrmann, President and Principal Executive Officer

Date: June 14, 2004

By	/s/Theodore W. Howard
Theodore W. Howard, Treasurer and Principal Financial Officer

Date: June 14, 2004